Exhibit 10.2

BACKSTOP AGREEMENT
This Backstop Agreement (this “Agreement”) is entered into as of June 18, 2026, by and between Playboy, Inc., a Delaware corporation (the “Company”), and the entities listed on the signature pages hereto (each, an “Equity Investor” and, collectively, the “Equity Investors” and, together with the Company, the “Parties”).
WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and certain other parties thereto are entering into a Stock Repurchase Agreement (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Stock Repurchase Agreement”), pursuant to which the Company has agreed to purchase shares of its Common Stock.
WHEREAS, Notwithstanding anything to the contrary herein, no amendment to the Stock Repurchase Agreement that would increase the Commitment or Percentage Obligation of any Equity Investor shall be effective without the prior written consent of such Equity Investor.
WHEREAS, the Company hereby assigns its right to purchase shares of Common Stock pursuant to the Stock Repurchase Agreement to the Equity Investors to the extent necessary for such Equity Investors to perform their obligations pursuant to the Commitment set forth below.
WHEREAS, each Equity Investor desires to commit to purchase a portion of the Common Stock by the Company represented by the percentage on their signature page hereto (their “Percentage Obligation”).
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Commitment.
(a)Each Equity Investor hereby commits that it shall purchase, or shall cause the purchase of, Common Stock of the Company for an aggregate amount corresponding to its Percentage Obligation (as set forth on the signature page) of the Unpurchased Share Value (the “Commitment”). The Equity Investor may structure its investment in any manner it desires and may satisfy its obligation to fund the Commitment directly or indirectly through one or more affiliates and/or newly formed entities; provided, however, that no such action will reduce the amount of the Commitment or otherwise affect the obligations of the Equity Investor or the Company under this Agreement. To the extent that for any reason the Equity Investor purchases or contributes an amount less than the Commitment in accordance with the immediately preceding sentence, the corresponding obligations of the Equity Investor to fund the Commitment hereunder will be similarly reduced on a pro rata basis (and without duplication) by any amounts actually used by the Company to fund its purchase of Common Stock automatically and without any further action of the Company or the Equity Investor or any other person. Any such reduction will be pro rata among the Equity Investors based on their Percentage Obligation. Notwithstanding anything to the contrary herein, (i) the Equity Investor shall not, under any circumstances, be obligated to directly or indirectly contribute to, purchase equity of or otherwise provide funds to the Company (or any other person) in any amount in excess of the Commitment, (ii) the Commitment is payable only for the purpose described herein and the Commitment will not be payable at any other time, under any other circumstance or for any other purpose.

(b)The Company shall notify the Equity Investors not later than 10 business days in advance of each funding date set forth in Section 2.2 of the Stock Repurchase Agreement as to whether the Company will require the Equity Investors to purchase shares of Common Stock to satisfy the Company’s obligations.
(c)If an Equity Investor defaults in its obligation to purchase shares pursuant to its Commitment, the other Equity Investor shall have the right, but not the obligation, to purchase such shares pursuant to the Stock Repurchase Agreement. If the other Equity Investor does not purchase such shares, the Company shall anyway be entitled to pursue any remedies against the defaulting Equity Investor pursuant to this Agreement or applicable law. For the avoidance of doubt, the failure of any Equity Investor to perform its Commitment shall not automatically increase the Commitment or Percentage Obligation of any other Equity Investor. Any shares purchased by a non-defaulting Equity Investor under this Section 1(c) shall be in addition to, and shall not reduce or satisfy, such Equity Investor’s Commitment or Percentage Obligation.
(d)The Commitment will not cover any of the $2,000,000 payable by the Company to the Sellers on the Closing Date.
(e)For the avoidance of doubt, any Common Stock purchased by an Equity Investor pursuant to its Commitment shall be purchased at a price not exceeding USD 1.05 per share.
2.Fees. As consideration for the commitment of the Equity Investors party under this Agreement, the Company agrees to pay or cause to be paid to, and for the ratable benefit of, the Equity Investors party hereto a backstop fee in an amount equal to 5.0% of the Commitment that is not used to purchase Common Stock of the Company (the “Fees”). The Fees will be fully earned and payable to the respective Equity Investor within 7 business days from the date in which the Company has actually purchased the amount of shares corresponding to the Commitment of such Equity Investor (i) in a number of shares of Common Stock of the Company with an aggregate value equal to such portion, based on the volume weighted average price per share of Common Stock of the Company for the period covering the five (5) consecutive trading days immediately preceding the date hereof or (ii) in cash, if payment in shares of Common Stock would cause the Equity Investor to exceed the Ownership Cap.
3.Ownership Cap.
(a)No Equity Investor may participate in the purchase of, or receive for the payment of Fees under Section 2 of this Agreement, Common Stock of the Company if such Equity Investor beneficially owns more than 29.99% of the Common Stock of the Company (the “Ownership Cap”) issued and outstanding immediately after giving effect to (i) this Agreement, (ii) the funding for each date set forth in Section 2.2 of the Stock Repurchase Agreement or (iii) any issuance of Fees in accordance with Section 2 of this Agreement.
(b)Each Equity Investor will not, during the Backstop Term acquire or agree to acquire beneficial ownership of any shares of Common Stock, or enter into any option, warrant, derivative, swap or other agreement, arrangement or understanding that provides such Equity Investor with beneficial ownership of, or the right to acquire, vote or direct the voting of, any shares of Common Stock, if doing so would reduce the Equity Investor’s ability to fund its Commitment under this Agreement without exceeding the Ownership Cap.
4.Definitions. Terms used in this Agreement and not otherwise defined are as set forth in the Stock Repurchase Agreement.

5.Termination. The obligation of Equity Investor to fund the Commitment will terminate automatically and immediately upon the earlier of (a) the satisfaction of the Commitment by such Equity Investor or (b) the termination of the Stock Repurchase Agreement in accordance with its terms provided however, that -in case neither (a) nor (b) materialize -in no event shall such obligation continue beyond 12 months from the signature of this Agreement (“Backstop Term”).; provided such termination shall not relieve any party for breach prior to such termination.
6.No Modification; Entire Agreement. This Agreement may not be amended, modified, or supplemented except by an agreement in writing signed by the Company and Equity Investor. This Agreement constitutes the sole and entire agreement of Equity Investor or any of its affiliates, on the one hand, and the Company or any of its affiliates, on the other, with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter provided, however, that notwithstanding anything to the contrary in this Agreement, this Agreement shall not amend, modify, waive, terminate, supersede, or otherwise affect any rights or obligations under (i) that certain Standstill Agreement, dated as of January 30, 2023, by and between PLBY Group, Inc. and the investors party thereto, or (ii) that certain Standstill Agreement, dated as of October 30, 2024, by and between PLBY Group, Inc. and Byborg Enterprises, S.A., each of which shall remain in full force and effect in accordance with its terms.
7.Parties in Interest; Third Party Beneficiaries. This Agreement is for the sole benefit of and shall be binding upon Equity Investor and the Company and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than Equity Investor and the Company any legal or equitable right, benefit, or remedy of any nature whatsoever, under or by reason of this Agreement.
8.Governing Law; Submission to Jurisdiction; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). Any legal suit, action, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or shall be instituted in the Delaware Court of Chancery or, if jurisdiction is unavailable in the Delaware Court of Chancery, the federal courts of the United States of America located in the State of Delaware, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding. Service of process, summons, notice, or other document by mail to such party's address set forth on the first page of this Agreement (or to such other address that may be designated by the receiving party from time to time in accordance with this section) shall be effective service of process for any suit, action, or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.
9.Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.
10.No Assignment. The Commitment evidenced by this Agreement shall not be assignable by the Company -unless to the affiliate of an Equity Investor- without the Equity Investors’ prior written consent, nor by the Equity Investors without the Company’s prior written consent, and the granting of such consent in a given instance shall be solely in the discretion of Equity Investor or the Company, as applicable, and, if granted, shall not constitute a waiver of this requirement as to any subsequent assignment. Any purported transfer or assignment of any portion of a party's rights or obligations hereunder in contravention of this Section 8 shall be null and void ab initio.

11.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
12.Specific Performance. The Parties acknowledge that money damages would not be an adequate remedy for any breach of this Agreement, and that the non-breaching Party shall be entitled to seek equitable relief, including injunction and specific performance, as a remedy for any such breach, without the necessity of proving actual damages or posting a bond or other security.
13.No Recourse. The Company acknowledges and agrees that (a) no person other than the Equity Investor has any obligation or liability hereunder and (b) neither the Company nor any third-party beneficiary of the Company may bring any lawsuit or proceeding or make any claim against or demand of any direct or indirect former, current or future equity holder, controlling person, director, trustee, officer, employee, agent, affiliate, member, manager or general or limited partner of the Equity Investor, or any former, current or future direct or indirect equity holder, controlling person, director, trustee, officer, employee, agent, general or limited partner, member, manager or affiliate of any of the foregoing (collectively, but not including the Equity Investor, the “Equity Investor Affiliates”), whether by or through attempted piercing of the corporate or any limited liability or similar veil, by or through a claim by or on behalf of the Company against any Equity Investor Affiliate or any other person, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or other applicable law, or otherwise; it being expressly agreed and acknowledged that no liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Equity Investor Affiliate, for any obligation of the Equity Investor under this Agreement, the Stock Repurchase Agreement or the transactions contemplated hereby or thereby, under any documents or instruments delivered in connection herewith or therewith, in respect of any representations made or alleged to be made in connection herewith or therewith or for any claim (whether in at law or in equity, in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation. The Company further agrees that neither it nor any of its affiliates shall have any right of recovery against the Equity Investor, any Equity Investor Affiliates or any assignee permitted in accordance with Section 10 hereof, whether by piercing of the corporate or any limited liability or similar veil, by a claim on behalf of the Company against the Equity Investor or any Equity Investor Affiliates, or otherwise, except for the Company’s right to be capitalized solely by the Equity Investor under and to the extent provided in this Agreement and subject to the terms hereof. The Company hereby covenants and agrees that it shall not institute, and shall cause its controlled affiliates not to institute, any lawsuit or other proceeding or make any other claim (whether in tort, contract or otherwise) arising under, or in connection with, the Stock Repurchase Agreement or the transactions contemplated thereby, or in respect of any representations made or alleged to be made in connection therewith, against any Equity Investor or any Equity Investor Affiliate except for claims solely against any Equity Investor to fund the Commitment. In no event shall the Company or any person be entitled to recover any monetary damages against the Equity Investor, under any theory of liability (including in lieu of specific performance).
14.Relationship/Liability. The Equity Investors and the Company acknowledges and agrees that (a) this Agreement is not intended to, and does not, create any agency, partnership, fiduciary or joint venture relationship between any party hereto and any other party hereto and neither this Agreement nor any other document or agreement entered into by any party hereto relating to the subject matter hereof shall be construed to suggest otherwise, and (b) the obligations of the Equity Investors under this Agreement are solely contractual in nature.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

RIZVI MASTER LLC

By /s/ Suhail Rizvi Name: Suhail Rizvi Title: Manager Percentage Obligation: 55.4946%

THE MILLION S.A.R.L.

By /s/ Raffaele Zucca Alessandrelli Name: Raffaele Zucca Alessandrelli Title: Manager Percentage Obligation: 44.5054%
[Signature Page to Backstop Agreement]

PLAYBOY, INC., as the Company

By /s/ Marc Crossman Name: Marc Crossman Title: Chief Financial Officer

[Signature Page to Backstop Agreement]